Exhibit 4.1.2

WARRANT AGREEMENT
Dated as of December 30, 2005
between
IDLEAIRE TECHNOLOGIES CORPORATION
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Warrant Agent
Warrants to Purchase
Shares of Common Stock

i

     This WARRANT AGREEMENT, dated as of December 30, 2005 (this “Agreement”), is made by and between IDLEAIRE TECHNOLOGIES CORPORATION, a Delaware corporation (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as warrant agent (in such capacity, the “Warrant Agent”).
     WHEREAS, the Company proposes to initially issue 320,000 warrants (the “Initial Warrants”) to purchase shares of common stock, par value $0.001 per share, of the Company (the Common Stock (as defined below) issuable on exercise of the Warrants (as defined below) being referred to herein as the “Warrant Shares”), each Warrant initially representing the right to purchase 126.1903 Warrant Shares, in connection with the offering (the “Offering”) by the Company of 320,000 units (the “Units”), each Unit consisting of (i) $1,000 principal amount at maturity of the 13% Senior Secured Discount Notes due 2012 of the Company (the “Notes”) and (ii) one Initial Warrant;
     WHEREAS, pursuant to Section 4.18 of the Indenture and Section 3(b) of the Purchase Agreement (each, as defined below), the Company may be required to issue additional warrants (“Additional Warrants”) having identical terms to the Initial Warrants (collectively with the Initial Warrants, the “Warrants”); and
     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act in connection with the issuance of Warrant Certificates (as defined below) and other matters as provided herein;
     NOW, THEREFORE, the parties hereto agree as follows:
     Section 1.  Certain Definitions.
     As used in this Agreement, the following terms shall have the following respective meanings:
     “144A Global Warrant” means a Global Warrant substantially in the form of Exhibit A hereto sold in reliance on Rule 144A and bearing the Global Warrant Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee.
     “Affiliate” of any specified Person means (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and (b) any director or officer of such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
     “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Warrant, the rules and procedures of the Depositary and Euroclear and Clearstream that apply to such transfer or exchange.

     “Board of Directors” means, as to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.
     “Business Day” means any day other than a Legal Holiday.
     “Cashless Exercise Ratio” means a ratio equal to a fraction, the numerator of which is the Fair Market Value per share of Common Stock on the date of exercise minus the Exercise Price per share of Common Stock on the date of exercise, and the denominator of which is the Fair Market Value per share on the date of exercise.
     “Clearstream” means Clearstream Banking, S. A.
     “Closing Date” means the date hereof.
     “Common Stock” means shares now or hereafter authorized of any class of common shares of the Company however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.
     “Definitive Warrant” means a Warrant Certificate issued in registered form as a definitive Warrant Certificate.
     “Depositary” means, with respect to the Warrants issuable or issued in whole or in part in global form, the Person specified in Section 3.3 hereof as the Depositary with respect to the Warrants, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Agreement.
     “Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.
     “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
     “Exercise Price” means $0.01 per Warrant Share, as adjusted as herein provided.
     “Fair Market Value” per share of Common Stock as of any date shall equal (i) if Common Stock is primarily traded on a securities exchange, the last sale price of such Common Stock on such securities exchange on the trading day immediately prior to such date, or if no sale occurred on such day, the mean between the closing “bid” and “asked” prices on such day, (ii) if the principal market for Common Stock is in the over-the-counter market, the closing sale price of such Common Stock on the trading day immediately prior to such date, as published by the National Association of Securities Dealers Automated Quotation System or similar organization, or if such price is not so published on such day, the mean between the closing “bid” and “asked” prices, if available, on such day, which prices may be obtained from any reputable pricing service, broker or dealer reasonably satisfactory to the Company and (iii) if neither clause (i) nor clause (ii) is applicable, the fair market value of a share of Common Stock on such date as determined in good faith by the Board of Directors of the Company; provided, that if shares of Common Stock have been sold by the Company within the 90-day period prior to the determination of Fair Market Value, the Fair Market Value determined pursuant to this clause (iii) shall not be less than the highest price paid for such shares during such period.

     “Global Warrants” means, individually and collectively, each of the Restricted Global Warrants and the Unrestricted Global Warrants, substantially in the form of Exhibit A hereto issued in accordance with Section 3.1(b) and 3.5 hereof.
     “Global Warrant Legend” means the legend set forth in Section 3.5(f)(ii), which is required to be placed on all Global Warrants issued under this Agreement.
     “IAI Global Warrant” means a Global Warrant substantially in the form of Exhibit A hereto sold to Institutional Accredited Investors and bearing the Global Warrant Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee.
     “Indenture” means the indenture, dated as of December 30, 2005, by and among the Company, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee and as collateral agent, relating to the Notes.
     “Indirect Participant” means a Person who holds a beneficial interest in a Global Warrant through a Participant.
     “Initial Purchaser” means Jefferies & Company, Inc.
     “Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, which is not also a QIB.
     “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the corporate trust office of the Warrant Agent is located or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.
     “Non-U.S. Person” means any Person other than a U.S. Person.
     “Officer” means, with respect to any Person, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President or the Treasurer of such Person.
     “Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Warrant Agent, in form and substance reasonably acceptable to the Warrant Agent. The counsel may without limitation be an employee of or counsel to the Company, any subsidiary of the Company or the Warrant Agent.
     “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
     “PB Constructors SPA” means that certain Securities Purchase Agreement, dated as of May 12, 2005, by and among the Company, CTV Holdings, Inc. and PB Constructors Inc.

     “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
     “Private Placement Legend” means the legend set forth in Section 3.5(f)(i) to be placed on all Warrants issued under this Agreement except where otherwise permitted by the provisions of this Agreement.
     “Prospectus” means the prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such prospectus.
     “Purchase Agreement” means that certain Purchase Agreement, dated as of December 28, 2005, by and between the Company and the Initial Purchaser.
     “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
     “Registrable Security” means, at any time, (i) the Warrant Shares (whether or not the related Warrants have been exercised) and (ii) any other securities issued or issuable with respect to the Warrants or Warrant Shares by way of stock dividends or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the offering of such securities by the holder thereof shall have been declared effective under the Securities Act and such securities shall have been disposed of by such holder pursuant to such registration statement, (b) such securities have been sold to the public pursuant to Rule 144(k) (or any similar provisions then in force, but not Rule 144A) promulgated under the Securities Act, (c) such securities shall have been otherwise transferred by the holder thereof and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company or its transfer agent and subsequent disposition of such securities shall not require registration or qualification under the Securities Act or any similar state law then in force, or (d) such securities shall have ceased to be outstanding.
     “Registration Expenses” means all expenses incident to the Company’s performance of or compliance with Sections 10 and 11 of this Agreement, including, without limitation, (a) all SEC, stock exchange and National Association of Securities Dealers, Inc. registration and filing fees and expenses, (b) fees and expenses of compliance with securities or “blue sky” laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities), (c) fees and expenses of preparing, printing, filing, duplicating and distributing the Registration Statement and the related prospectus, (d) the cost of printing stock certificates, (e) the cost and charges of any transfer agent and rating agency fees, (f) printing, messenger, telephone and delivery expenses, (g) fees and disbursements of counsel for the Company and all independent certified public accountants, (h) the fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities by Selling Holders) and (i) reasonable fees and expenses of one counsel for all Selling Holders.
     “Registration Statement” means any registration statement of the Company relating to the registration for resale of Registrable Securities that is filed pursuant to the provisions of this Agreement and including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and all material incorporated by reference therein.
     “Regulation S” means Regulation S promulgated under the Securities Act.
     “Regulation S Global Warrant” means a Global Warrant in the form of Exhibit A hereto bearing the Global Warrant Legend, the Private Placement Legend and the Regulation S Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee.
     “Regulation S Legend” means the legend set forth in Section 3.5(f)(iv) to be placed on all Regulation S Global Warrants issued pursuant to Regulation S.
     “Restricted Definitive Warrant” means a Definitive Warrant bearing the Private Placement Legend.
     “Restricted Global Warrant” means a Global Warrant bearing the Private Placement Legend.
     “Rule 144” means Rule 144 promulgated under the Securities Act.
     “Rule 144A” means Rule 144A promulgated under the Securities Act.
     “Rule 903” means Rule 903 promulgated under the Securities Act.
     “Rule 904” means Rule 904 promulgated under the Securities Act.
     “SEC” means the United States Securities and Exchange Commission.
     “Securities Act” means the U.S. Securities Act of 1933, as amended.
     “Selling Holder” means a holder of Warrants who is selling Registrable Securities in accordance with the provisions of this Agreement.
     “Separation Date” means the earliest to occur of (i) 180 days following the consummation of the offering of the Units, (ii) the date on which a Registration Statement with respect to a Piggy-Back Registration of Warrant Shares is declared effective under the Securities Act and (iii) such date as the Initial Purchaser in its sole discretion shall determine. In the case of clause (iii) above, notice of such date shall be provided to the Warrant Agent and the Trustee in writing.
     “Trustee” means the trustee under the Indenture.

     “Unrestricted Definitive Warrant” means one or more Definitive Warrants that do not bear and are not required to bear the Private Placement Legend.
     “Unrestricted Global Warrant” means a Global Warrant that does not bear the Private Placement Legend.
     “U.S. Person” means a “U.S. person” as defined in Rule 902(k) under the Securities Act.
     “Warrant Paying Agent” means an office or agency where Warrants may be presented for surrender. The Company initially appoints the Warrant Agent to act as Warrant Paying Agent.
     Section 2.  Appointment of Warrant Agent.
     The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment pursuant to the terms and conditions of this Agreement.
     Section 3.  Issuance of Warrants; Warrant Certificates.
     3.1. Form and Dating.
     (a) General. The Warrants shall be substantially in the form of Exhibit A hereto (each, a “Warrant Certificate”). The Warrants may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Warrant shall be dated the date of the countersignature.
     The terms and provisions contained in the Warrants shall constitute, and are hereby expressly made, a part of this Agreement. The Company and the Warrant Agent, by their execution and delivery of this Agreement, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Warrant conflicts with the express provisions of this Agreement, the provisions of this Agreement shall govern and be controlling.
     (b) Global Warrants. Warrants issued in global form shall be substantially in the form of Exhibit A hereto (including the Global Warrant Legend thereon). Warrants issued in definitive form shall be substantially in the form of Exhibit A hereto (but without the Global Warrant Legend thereon). Each Global Warrant shall represent such of the outstanding Warrants as shall be specified therein and each shall provide that it shall represent the number of outstanding Warrants from time to time endorsed thereon and that the number of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Warrant to reflect the amount of any increase or decrease in the number of outstanding Warrants represented thereby shall be made by the Warrant Agent in accordance with written instructions given by the holder thereof as required by Section 3.5 hereof.
     (c) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer

Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Warrant that are held by Participants through Euroclear or Clearstream.
     3.2. Execution.
     An Officer shall sign the Warrants on behalf of the Company by manual or facsimile signature.
     If the Officer whose signature is on a Warrant no longer holds that office at the time a Warrant is countersigned, the Warrant shall nevertheless be valid.
     A Warrant shall not be valid until countersigned by the manual signature of the Warrant Agent. The signature shall be conclusive evidence that the Warrant has been properly issued under this Agreement.
     The Warrant Agent shall, upon a written order of the Company signed by an Officer (a “Warrant Countersignature Order”), countersign (a) 320,000 Initial Warrants for original issue, and (b) such number of Additional Warrants as required by Section 4.18 of the Indenture and Section 3(b) of the Purchase Agreement.
     The Warrant Agent may appoint an agent acceptable to the Company to countersign Warrants. Such an agent may countersign Warrants whenever the Warrant Agent may do so. Each reference in this Agreement to a countersignature by the Warrant Agent includes a countersignature by such agent. Such an agent has the same rights as the Warrant Agent to deal with the Company or an Affiliate of the Company.
     3.3. Warrant Registrar and Depositary.
     (a) So long as any of the Warrants remain outstanding, the Company will designate and maintain: (a) an office or agency where the Warrant Certificates may be presented for exercise, (b) an office or agency where the Warrant Certificates may be presented for registration of transfer and for exchange (including the exchange of temporary Warrant Certificates for Definitive Warrants pursuant to Section 3.5 hereof) and (c) an office or agency where notices and demands to or upon the Company in respect of the Warrants or this Agreement may be served (the “Warrant Registrar”). The Warrant Registrar shall keep a register of the Warrants and of their transfer and exchange. The Company may appoint one or more co-Warrant Registrars. The term “Warrant Registrar” includes any co-Warrant Registrar. The Company may change any Warrant Registrar without notice to any holder. The Company shall notify the Warrant Agent in writing of the name and address of any agent not a party to this Agreement. If the Company fails to appoint or maintain another entity as Warrant Registrar, the Warrant Agent shall act as such. The Company or any of its subsidiaries may act as Warrant Registrar.
     (b) In addition to such office or offices or agency or agencies, the Company may from time to time designate and maintain one or more additional offices or agencies within or outside of New York, where Warrant Certificates may be presented for exercise or for registration of transfer or for exchange, and the Company may from time to time change or rescind such designation, as it may deem desirable or expedient. The Company will give to the Warrant Agent written notice of the location of any such office or agency and of any change of location thereof. The Company hereby designates the Warrant Agent’s office, as the initial agency maintained for each such purpose.
     (c) The Company initially appoints the Warrant Agent to act as the Warrant Registrar and custodian with respect to the Global Warrants.
     (d) The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Warrants.
     3.4. Holder Lists.
     The Warrant Agent shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all record holders of Warrants. If the Warrant Agent is not the Warrant Registrar, the Company shall promptly furnish to the Warrant Agent at such times as the Warrant Agent may request in writing, a list in such form and as of such date as the Warrant Agent may reasonably require of the names and addresses of the holders as set forth in the Company’s books and records.
     3.5. Transfer and Exchange.
     (a) Transfer and Exchange of Global Warrants. A Global Warrant may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Warrants shall be exchanged by the Company for Definitive Warrants if (i) the Company delivers to the Warrant Agent written notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Warrants (in whole but not in part) should be exchanged for Definitive Warrants and delivers a written notice to such effect to the Warrant Agent. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Warrants shall be issued in such names as the Depositary shall instruct the Warrant Agent in writing. Global Warrants also may be exchanged or replaced, in whole or in part, as provided in Sections 3.6 and 3.7 hereof. A Global Warrant may not be exchanged for another Warrant other than as provided in this Section 3.5(a), however, beneficial interests in a Global Warrant may be transferred and exchanged as provided in Section 3.5(b) or (c) hereof.
     (b) Transfer and Exchange of Beneficial Interests in the Global Warrants. The transfer and exchange of beneficial interests in the Global Warrants shall be effected through the Depositary, in accordance with the provisions of this Agreement and the Applicable Procedures. Beneficial interests in the Restricted Global Warrants shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Warrants also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

     (i) Transfer of Beneficial Interests in the Same Global Warrant. Beneficial interests in any Restricted Global Warrant may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Warrant in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Warrant may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Warrant. No written orders or instructions shall be required to be delivered to the Warrant Registrar to effect the transfers described in this Section 3.5(b)(i).
     (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Warrants. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 3.5(b)(i) above, the transferor of such beneficial interest must deliver to the Warrant Registrar both (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Warrant in an amount equal to the beneficial interest to be transferred or exchanged and (2) written instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or both (B)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Warrant in an amount equal to the beneficial interest to be transferred or exchanged and (2) written instructions given by the Depositary to the Warrant Registrar containing information regarding the Person in whose name such Definitive Warrant shall be registered. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Warrants contained in this Agreement and the Warrants or otherwise applicable under the Securities Act, the Warrant Agent shall adjust the principal amount of the relevant Global Warrant(s) pursuant to Section 3.5(g) hereof.
     (iii) Transfer of Beneficial Interests to Another Restricted Global Warrant. A beneficial interest in any Restricted Global Warrant may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Warrant if the transfer complies with the requirements of Section 3.5(b)(ii) above and the Warrant Registrar receives the following:
     (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Warrant, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and
     (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Warrant, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof, if
     (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Warrant, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.
     (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Warrant for Beneficial Interests in the Unrestricted Global Warrant. A beneficial interest in any Restricted Global Warrant may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Warrant or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Warrant if the exchange or transfer complies with the requirements of Section 3.5(b)(ii) above and the Warrant Registrar receives the following:
     (A) if the holder of such beneficial interest in a Restricted Global Warrant proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Warrant, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
     (B) if the holder of such beneficial interest in a Restricted Global Warrant proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Warrant, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (iv), if the Warrant Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Warrant Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     If any such transfer is effected pursuant to subparagraph (iv) above at a time when an Unrestricted Global Warrant has not yet been issued, the Company shall issue and, upon receipt of an Warrant Countersignature Order in accordance with Section 3.2 hereof, the Warrant Agent shall countersign one or more Unrestricted Global Warrants in the number equal to the number of beneficial interests transferred pursuant to subparagraph (iv) above.
     (c) Transfer and Exchange of Beneficial Interests for Definitive Warrants.
     (i) Beneficial Interests in Restricted Global Warrants to Restricted Definitive Warrants. If any holder of a beneficial interest in a Restricted Global Warrant proposes to exchange such beneficial interest for a Restricted Definitive Warrant or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Warrant, then, upon receipt by the Warrant Registrar of the following documentation:
     (A) if the holder of such beneficial interest in a Restricted Global Warrant proposes to exchange such beneficial interest for a Restricted Definitive Warrant, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

     (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or
     (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof;
the Warrant Agent shall cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrants represented by the Global Warrant to be reduced by the number of Warrants to be represented by the Definitive Warrant pursuant to Section 3.5(g) hereof, and the Company shall execute and the Warrant Agent shall countersign and deliver to the Person designated in the instructions a Definitive Warrant in the appropriate amount. Any Definitive Warrant issued in exchange for a beneficial interest in a Restricted Global Warrant pursuant to this Section 3.5(c) shall be registered in such name or names as the holder of such beneficial interest shall instruct the Warrant Registrar through written instructions from the Depositary and the Participant or Indirect Participant. The Warrant Agent shall deliver such Definitive Warrants to the Persons in whose names such Warrants are so registered. Any Definitive Warrant issued in exchange for a beneficial interest in a Restricted Global Warrant pursuant to this Section 3.5(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
     (ii) Beneficial Interests in Restricted Global Warrants to Unrestricted Definitive Warrants. A holder of a beneficial interest in a Restricted Global Warrant may exchange such beneficial interest for an Unrestricted Definitive Warrant or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Warrant only if the Warrant Registrar receives the following:
     (A) if the holder of such beneficial interest in a Restricted Global Warrant proposes to exchange such beneficial interest for an Unrestricted

Definitive Warrant, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
     (B) if the holder of such beneficial interest in a Restricted Global Warrant proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Warrant, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (ii), if the Warrant Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Warrant Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (iii) Beneficial Interests in Unrestricted Global Warrants to Unrestricted Definitive Warrants. If any holder of a beneficial interest in an Unrestricted Global Warrant proposes to exchange such beneficial interest for a Definitive Warrant or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Warrant, then, upon satisfaction of the conditions set forth in Section 3.5(b)(ii) hereof, the Warrant Agent shall cause the amount of the applicable Global Warrant to be reduced accordingly pursuant to Section 3.5(g) hereof, and the Company shall execute and the Warrant Agent shall countersign and deliver to the Person designated in the instructions a Definitive Warrant in the appropriate principal amount. Any Definitive Warrant issued in exchange for a beneficial interest pursuant to this Section 3.5(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Warrant Registrar through written instructions from the Depositary and the Participant or Indirect Participant. The Warrant Agent shall deliver such Definitive Warrants to the Persons in whose names such Warrants are so registered. Any Definitive Warrant issued in exchange for a beneficial interest pursuant to this Section 3.5(c)(iii) shall not bear the Private Placement Legend.
(d) Transfer and Exchange of Definitive Warrants for Beneficial Interests.
     (i) Restricted Definitive Warrants to Beneficial Interests in Restricted Global Warrants. If any holder of a Restricted Definitive Warrant proposes to exchange such Warrant for a beneficial interest in a Restricted Global Warrant or to transfer such Restricted Definitive Warrants to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Warrant, then, upon receipt by the Warrant Registrar of the following documentation:
     (A) if the holder of such Restricted Definitive Warrant proposes to exchange such Warrant for a beneficial interest in a Restricted Global Warrant, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

     (B) if such Restricted Definitive Warrant is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such Restricted Definitive Warrant is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such Restricted Definitive Warrant is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such Restricted Definitive Warrant is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or
     (F) if such Restricted Definitive Warrant is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof;
the Warrant Agent shall cancel the Restricted Definitive Warrant and increase or cause to be increased the amount of, in the case of clause (A) above, the appropriate Restricted Global Warrant, in the case of clause (B) above, the 144A Global Warrant, in the case of clause (C) above, the Regulation S Global Warrant, and in all other cases, the IAI Global Warrant.
     (ii) Restricted Definitive Warrants to Beneficial Interests in Unrestricted Global Warrants. A holder of a Restricted Definitive Warrant may exchange such Warrant for a beneficial interest in an Unrestricted Global Warrant or transfer such Restricted Definitive Warrant to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Warrant only if the Warrant Registrar receives the following:
     (A) if the holder of such Definitive Warrants proposes to exchange such Warrants for a beneficial interest in the Unrestricted Global Warrant, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
     (B) if the holder of such Definitive Warrants proposes to transfer such Warrants to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Warrant, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (ii), if the Warrant Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Warrant Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     Upon satisfaction of the conditions of any of the subparagraphs in this Section 3.5(d)(ii), the Warrant Agent shall cancel the Definitive Warrants and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Warrant.
     (iii) Unrestricted Definitive Warrants to Beneficial Interests in Unrestricted Global Warrants. A holder of an Unrestricted Definitive Warrant may exchange such Warrant for a beneficial interest in an Unrestricted Global Warrant or transfer such Definitive Warrants to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Warrant at any time. Upon receipt of a written request for such an exchange or transfer, the Warrant Agent shall cancel the applicable Unrestricted Definitive Warrant and increase or cause to be increased the amount of one of the Unrestricted Global Warrants.
If any such exchange or transfer from a Definitive Warrant to a beneficial interest is effected pursuant to subparagraphs (ii)(B) or (iii) above at a time when an Unrestricted Global Warrant has not yet been issued, the Company shall issue and, upon receipt of a Warrant Countersignature Order in accordance with Section 3.2 hereof, the Warrant Agent shall countersign one or more Unrestricted Global Warrants in the number equal to the number of beneficial interests of Definitive Warrants so transferred.
     (e) Transfer and Exchange of Definitive Warrants for Definitive Warrants. Upon written request by a holder of Definitive Warrants and such holder’s compliance with the provisions of this Section 3.5(e), the Warrant Registrar shall register the transfer or exchange of Definitive Warrants. Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Warrant Registrar the Definitive Warrants duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Warrant Registrar duly executed by such holder or by its attorney, duly authorized in writing. In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 3.5(e).
     (i) Restricted Definitive Warrants to Restricted Definitive Warrants. Any Restricted Definitive Warrant may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Warrant if the Warrant Registrar receives the following:
     (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

     (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or
     (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
     (ii) Restricted Definitive Warrants to Unrestricted Definitive Warrants. Any Restricted Definitive Warrant may be exchanged by the holder thereof for an Unrestricted Definitive Warrant or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Warrant if the Warrant Registrar receives the following:
     (A) if the holder of such Restricted Definitive Warrants proposes to exchange such Warrants for an Unrestricted Definitive Warrant, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
     (B) if the holder of such Restricted Definitive Warrants proposes to transfer such Warrants to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Warrant, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (ii), if the Warrant Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Warrant Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (iii) Unrestricted Definitive Warrants to Unrestricted Definitive Warrants. A holder of Unrestricted Definitive Warrants may transfer such Warrants to a Person who takes delivery thereof in the form of an Unrestricted Definitive Warrant. Upon receipt of a written request to register such a transfer, the Warrant Registrar shall register the Unrestricted Definitive Warrants pursuant to the instructions from the holder thereof.
     (f) Legends. The following legends shall appear on the face of all Global Warrants and Definitive Warrants issued under this Agreement unless specifically stated otherwise in the applicable provisions of this Agreement.

(i) Private Placement Legend.
     (A) Except as permitted by subparagraph (B) below, each Global Warrant and each Definitive Warrant (and all Warrants issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
     “This security and the Warrant Shares to be issued upon its exercise have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Neither this security, the Warrant Shares to be issued upon its exercise nor any interest or participation herein may be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of in the absence of such registration unless such transaction is exempt from, or not subject to, such registration.
     The Holder of this security and the Warrant Shares to be issued upon its exercise, by its acceptance hereof,
     (1) represents that (a) it is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (b) it is a non-U.S. person and is acquiring this security and the Warrant Shares to be issued upon its exercise in an offshore transaction within the meaning of Regulation S under the Securities Act or (c) it is an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act, and
     (2) agrees not to offer, sell or otherwise transfer this security or the Warrant Shares to be issued upon its exercise or any interest or participation herein, prior to the date (the “Resale Restriction Termination Date”) which is two years after the later of the original issue date hereof and the last date on which the Issuer or any affiliate of the Issuer was the owner of this security and the Warrant Shares to be issued upon its exercise (or any predecessor of this security) except (a) to the Issuer or any Subsidiary thereof, (b) for so long as the securities are eligible for resale pursuant to Rule 144A under the Securities Act, to a person it reasonably believes is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act that purchases for its own account or for the account of a qualified institutional buyer, to which notice is given that the transfer is being made in reliance on Rule 144A or (c) pursuant to another available exemption from the registration requirements of the Securities Act, subject to the Issuer’s and the Warrant Agent’s, or the Transfer Agent’s, as applicable right prior to any such offer, sale or transfer pursuant to this clause (c) to require the delivery of an opinion of counsel, certification and/or other information reasonably satisfactory to each of them. In each of the foregoing cases, a certificate of transfer in the form appearing on the other side of this security shall be completed and delivered by the transferor to the Warrant Agent or Transfer Agent.
     This legend will be removed upon the request of the Holder after the Resale Restriction Termination Date.
     The holder of this security and the warrant shares to be issued upon its exercise, by its acceptance hereof, agrees not to engage in any hedging transaction unless in compliance with the Securities Act. The holder of this security and the Warrant Shares to be issued upon its exercise, by its acceptance hereof agrees that it will deliver to each person to whom this security or any interest herein is transferred a notice substantially to the effect of these legends.”
     (B) Notwithstanding the foregoing, any Global Warrant or Definitive Warrant issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) to this Section 3.5 (and all Warrants issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.
     (ii) Global Warrant Legend. Each Global Warrant shall bear a legend in substantially the following form:
     “This Global Warrant is held by the Depositary (as defined in the Warrant Agreement governing this Warrant) or its nominee in custody for the benefit of the beneficial owners hereof, and is not transferable to any person under any circumstances except that (i) the Warrant Agent may make such notations hereon as may be required pursuant to Section 3.5 of the Warrant Agreement, (ii) this Global Warrant may be exchanged in whole but not in part pursuant to Section 3.5(a) of the Warrant Agreement, (iii) this Global Warrant may be delivered to the Warrant Agent for cancellation pursuant to Section 3.8 of the Warrant Agreement and (iv) this Global Warrant may be transferred to a successor Depositary with the prior written consent of the Company.”
     (iii) Unit Legend. Each Warrant issued prior to the Separation Date shall bear a legend in substantially the following form:
     “The securities represented by this certificate constitute a portion of one or more Units (as defined in the Warrant Agreement), each consisting of 13% Senior Secured Discount Notes due 2012 of IdleAire Technologies Corporation (the “Company”) and one Warrant to purchase common stock of the Company. Until the Separation Date (as defined in the Warrant Agreement), the securities represented by this certificate may be transferred only together as a Unit. Following the Separation Date, the securities represented by this certificate may be transferred without reference to the foregoing restriction.”
     (iv) Regulation S Legend. Each Warrant that is a Registrable Security and issued pursuant to Regulation S shall bear the following legend on the face thereof:
“This Warrant and the securities to be issued upon its exercise have not been registered under the Securities Act and the Warrant may not be exercised by or on behalf of any U.S. person unless registered under the Securities Act or an exemption from such registration is available. In order to exercise this Warrant, the holder must furnish to the Company and the Warrant Agent either (a) a written certification that it is not a U.S. person and that the Warrant is not being exercised on behalf of a U.S. person or (b) a written opinion of counsel to the effect that the securities delivered upon exercise of the Warrant have been registered under the Securities Act or that the delivery of such securities is exempt from the registration requirements of the Securities Act. Terms in this legend have the meanings given to them by Regulation S under the Securities Act.”
     (g) Cancellation and/or Adjustment of Global Warrants. At such time as all beneficial interests in a particular Global Warrant have been exercised or exchanged for Definitive Warrants or a particular Global Warrant has been exercised, redeemed, repurchased or canceled in whole and not in part, each such Global Warrant shall be returned to or retained and canceled by the Warrant Agent in accordance with Section 3.8 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exercised or exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Warrant or for Definitive Warrants, the amount of Warrants represented by such Global Warrant shall be reduced accordingly and an endorsement shall be made on such Global Warrant by the Warrant Agent or by the Depositary at the direction of the Warrant Agent to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Warrant, such other Global Warrant shall be increased accordingly and an endorsement shall be made on such Global Warrant by the Warrant Agent or by the Depositary at the direction of the Warrant Agent to reflect such increase.
     (h) General Provisions Relating to Transfers and Exchanges.
     (i) To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign Global Warrants and Definitive Warrants upon the Company’s written order or at the Warrant Registrar’s request.
     (ii) No service charge shall be made to a holder of a beneficial interest in a Global Warrant or to a holder of a Definitive Warrant for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.
     (iii) All Global Warrants and Definitive Warrants issued upon any registration of transfer or exchange of Global Warrants or Definitive Warrants shall be the duly authorized, executed and issued warrants for Common Stock of the Company, not subject to any preemptive rights, and entitled to the same benefits under this Agreement, as the Global Warrants or Definitive Warrants surrendered upon such registration of transfer or exchange.
     (iv) In connection with the due presentment for the registration of a transfer of any Warrant, the Warrant Agent and the Company may deem and treat the Person in whose name any Warrant is registered as the absolute owner of such Warrant for all purposes and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.
     (v) The Warrant Agent shall countersign Global Warrants and Definitive Warrants in accordance with the provisions of Section 3.2 hereof.

     (i) Facsimile Submissions to Warrant Agent. All certifications, certificates and Opinions of Counsel required to be submitted to the Warrant Registrar pursuant to this Section 3.5 to effect a registration of transfer or exchange may be submitted by facsimile.
     Notwithstanding anything herein to the contrary, as to any certificates and/or certifications delivered to the Warrant Registrar pursuant to this Section 3.5, the Warrant Registrar’s duties shall be limited to confirming that any such certifications and certificates delivered to it are in the form of Exhibits B and C hereto. The Warrant Registrar shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates. As to any Opinions of Counsel delivered pursuant to this Section 3.5, the Warrant Registrar may rely upon, and be fully protected in relying upon, such opinions.
     3.6. Replacement Warrants.
     If any mutilated Warrant is surrendered to the Warrant Agent or the Company and the Warrant Agent receives evidence to its satisfaction of the destruction, loss or theft of any Warrant, the Company shall issue and the Warrant Agent, upon receipt of a Warrant Countersignature Order, shall countersign a replacement Warrant if the Warrant Agent’s requirements are met. If required by the Warrant Agent or the Company, an indemnity bond must be supplied by the holder that is sufficient in the judgment of the Warrant Agent and the Company to protect the Company, the Warrant Agent and any agent for purposes of the countersignature from any loss that any of them may suffer if a Warrant is replaced. The Company may charge for its expenses in replacing a Warrant.
     Every replacement Warrant is an additional warrant of the Company and shall be entitled to all of the benefits of this Agreement equally and proportionately with all other Warrants duly issued hereunder.
     3.7. Temporary Warrants.
     Until certificates representing Warrants are ready for delivery, the Company may prepare and issue and the Warrant Agent, upon receipt of a Warrant Countersignature Order, shall countersign temporary Warrants. Temporary Warrants shall be substantially in the form of certificated Warrants but may have variations that the Company considers appropriate for temporary Warrants and that shall be reasonably acceptable to the Warrant Agent. Without unreasonable delay, the Company shall prepare and the Warrant Agent shall countersign definitive Warrants in exchange for temporary Warrants.
     Holders of temporary Warrants shall be entitled to all of the benefits of this Agreement.
     3.8. Cancellation.
     Subject to Section 3.5(g) hereof, the Company at any time may deliver Warrants to the Warrant Agent for cancellation. The Warrant Registrar and Warrant Paying Agent shall forward to the Warrant Agent any Warrants surrendered to them for registration of transfer, exchange or exercise. The Warrant Agent and no one else shall cancel all Warrants surrendered for registration of transfer, exchange, exercise, replacement or cancellation and shall destroy canceled Warrants (subject to the record retention requirements of the Exchange Act). Certification of the destruction of all canceled Warrants shall be delivered to the Company. The Company may not issue new Warrants to replace Warrants that have been exercised or that have been delivered to the Warrant Agent for cancellation.
     Section 4. Separation of Initial Warrants; Exercise of Warrants; Terms of Warrants.
     (a) The Notes and Initial Warrants shall not be separately transferable until the Separation Date. Subject to the terms of this Agreement, each Warrant holder shall have the right, which may be exercised during the period commencing at 9:00 a.m. New York City time on the Separation Date and ending at 5:00 p.m., New York City time on December 15, 2015 (the “Exercise Period”), to receive from the Company the number of fully paid and nonassessable Warrant Shares that the holder may at the time be entitled to receive on exercise of such Warrants and payment of the aggregate Exercise Price for all Warrant Shares being purchased (i) in cash, by wire transfer, or by certified or official bank check payable to the order of the Company, (ii) by tendering Notes having a principal amount at the time of tender equal to the aggregate Exercise Price for all Warrant Shares being purchased, (iii) by tendering Warrants as set forth below or (iv) any combination of cash, Notes or Warrants. Each holder may elect, upon exercise of its Warrants during the Exercise Period, to receive Warrant Shares on a net basis, such that, without the exchange of any funds, the holder shall receive such number of Warrant Shares as shall equal the product of (A) the number of Warrant Shares for which such Warrant is exercisable as of the date of exercise (if the Exercise Price were being paid in cash) and (B) the Cashless Exercise Ratio. Each Warrant not exercised prior to 5:00 p.m., New York City time, on December 15, 2015 (the “Expiration Date”) shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time.
     (b) In order to exercise all or any of the Warrants represented by a Warrant Certificate, (i) in the case of a Definitive Warrant, the holder thereof must surrender upon exercise the Warrant Certificate to the Company with the form of election to purchase on the reverse thereof duly completed and executed at the corporate trust office of the Warrant Agent set forth in Section 18 hereof, (ii) in the case of a book-entry interest in a Global Warrant, the exercising Participant whose name appears on a securities position listing of the Depositary as the holder of such book-entry interest must comply with the Depositary’s procedures relating to the exercise of such book-entry interest in such Global Warrant and (iii) in the case of interests in both Global Warrants and Definitive Warrants, the holder thereof or the Participant, as applicable, shall deliver to the Company at the corporate trust office of the Warrant Agent the form of election to purchase on the reverse thereof duly completed and executed, which signature shall be medallion guaranteed by an institution which is a member of a Securities Transfer Association recognized signature guarantee program, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made in accordance with Section 4(a) hereof.
     (c) Subject to the provisions of Section 5 hereof, upon compliance with clause (b) above, the Company shall deliver or cause to be delivered with all reasonable dispatch, to or to the written order of the holder and in such name or names as the holder may designate, a certificate or certificates for the number of whole Warrant Shares issuable upon the exercise of such Warrants or other securities or property to which such holder is entitled hereunder, together with cash as provided in Section 9 hereof; provided, that if any consolidation, merger or lease or sale of assets is proposed to be effected by the Company or its subsidiaries as described in Section 8(f) hereof, or a tender offer or an exchange offer for shares of Common Stock shall be made, upon such surrender of Warrants and payment of the aggregate Exercise Price in accordance with Section 4(b) above, the Company shall, as soon as possible, but in any event not later than two Business Days thereafter, deliver or cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence or other securities or property to which such holder is entitled hereunder, together with cash as provided in Section 9 hereof. All certificates in this Section 4(c) shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the aggregate Exercise Price.
     (d) The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part. If less than all the Warrants represented by a Warrant Certificate are exercised, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants that were not exercised shall be executed by the Company and delivered to the Warrant Agent, and the Warrant Agent shall countersign the new Warrant Certificate, registered in such name or names as may be directed in writing by the holder and shall deliver or cause to be delivered the new Warrant Certificate to the Person or Persons entitled to receive the same.
     (e) All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by the Warrant Agent in accordance with its customary procedures or, upon written order from the Company, shall be returned to the Company. The Warrant Agent shall report promptly, but in no event later than two Business Days, to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.
     (f) The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such number of copies of this Agreement as the Warrant Agent may request.
     Section 5. Payment of Taxes.
     The Company shall pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, that the Company shall not be required to pay any tax or taxes that may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     Section 6. Reservation of Warrant Shares; Registration of Warrant Shares.
     (a) The Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock and/or the authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants and all Additional Warrants that may be issued pursuant to Section 4.18 of the Indenture and Section 3(b) of the Purchase Agreement; provided, that with respect to the Additional Warrants that may be issuable under Section 4.18 of the Indenture, the Issuer shall cause its certificate of incorporation to be amended and take all such additional action as is necessary to ensure compliance with this covenant within 60 days following the Issue Date.
     (b) The Company or, if appointed, the transfer agent for the Common Stock (the “Transfer Agent”) and every subsequent transfer agent for any shares of the Company’s capital stock issuable upon the exercise of any of the rights of purchase aforesaid shall be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company shall keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company shall supply such Transfer Agent with duly executed certificates for such purposes and shall provide or otherwise make available any cash which may be payable as provided in Section 9 hereof. The Company shall furnish such Transfer Agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each holder pursuant to Section 12 hereof.
     (c) The Company covenants that all Warrant Shares issued upon exercise of Warrants shall, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof.
     Section 7. Obtaining Stock Exchange Listings.
     The Company shall from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on a principal securities exchange, automated quotation system or other market within the United States of America, if any, on which other shares of Common Stock are then listed, if any.
     Section 8. Adjustment of Exercise Price and Number of Warrant Shares Issuable.
     (a) Adjustment for Change in Capital Stock. If the Company (i) pays a dividend or makes a distribution on its Common Stock payable in shares of its Common Stock, (ii) subdivides its outstanding shares of Common Stock into a greater number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares, (iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock or (v) issues by reclassification of its Common Stock any shares of its capital stock, then the Exercise Price shall be proportionately adjusted so that, after giving effect to Section 8(g), the holder of any Warrant exercised after such action may receive the aggregate number and kind of shares of capital stock of the Company which such holder would have owned immediately following such action assuming the exercise of such Warrant immediately prior to such action, or, if applicable, the record date for such action.
     The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.
     If, after an adjustment pursuant to clause (v) above, a holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Company shall determine, in good faith, the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall after such action be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 8. Such adjustment shall be made successively whenever any event listed above shall occur.
     (b) Adjustment for Distributions. If the Company distributes to all holders of its Common Stock any of its assets (including cash), debt, or preferred stock or any rights or warrants to purchase assets (including cash), debt, or preferred stock or other securities of the Company (including Common Stock), the Company shall concurrently distribute to each holder of Warrants the amount of such assets (including cash), debt, preferred stock, rights or warrants that would have been distributed to such holder assuming the exercise of such Warrant immediately prior to such action or, if applicable, the record date for such action.
     (c) Adjustment for Common Stock Issue.
     (i) If the Company issues shares of Common Stock (including Common Stock issued pursuant to the PB Constructors SPA), then the Exercise Price shall be adjusted so that, after such action (and giving effect to Section 8(g)), each Warrant shall be exercisable for the same percentage of the outstanding Common Stock of the Company, calculated on a fully-diluted basis (assuming the exercise of all outstanding securities and rights convertible into or exchangeable or exercisable for Common Stock, including the Warrants), as such Warrant was exercisable for immediately prior to such issuance, or, if applicable, the record date for such issuance.
The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.
     (ii) This Section 8(c) shall not apply to:
     (1) any transactions described in subsections (a) or (b) of this Section 8,
     (2) the exercise of Warrants,

     (3) the issuance of Common Stock issued upon conversion, exchange or exercise of other securities convertible into or exchangeable or exercisable for Common Stock, the issuance of which convertible, exchangeable or exercisable securities requires an adjustment to be made under Section 8(d), or
     (4) the issuance of Common Stock (and Section 8(d) shall not apply to options exercisable therefor) issued to employees, officers or directors of the Company or its subsidiaries under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of Common Stock when required by law (but only to the extent that (i) the per share exercise price of such options equals or exceeds the Fair Market Value per share of Common Stock on the date of grant and (ii) the aggregate number of shares excluded hereby and issued after the date of this Agreement shall not exceed 1.5% of the issued and outstanding Common Stock, on a fully-diluted basis (assuming the exercise of all outstanding securities and rights convertible into or exchangeable for Common Stock, including (x) the Initial Warrants and (y) the Additional Warrants issued under Section 3(b) of the Purchase Agreement), as of the date of this Agreement).
     (iii) The provisions of this Section 8(c) and Section 8(d) below shall not apply to, and shall terminate upon, the completion of a bona fide public offering pursuant to a firm commitment underwriting; provided, that the net proceeds to the Company of such offering exceed $100.0 million.
     (d) Adjustment for Convertible Securities Issue. If the Company issues any securities convertible into or exchangeable or exercisable for Common Stock (other than securities issued in transactions described in subsections (a) and (b) of this Section 8, but including securities issued under the PB Constructors SPA in transactions not subject to Section 8(c)), then the Exercise Price in effect immediately prior to such action shall be adjusted so that, after such action (and giving effect to Section 8(g)), each Warrant shall be exercisable for the same percentage of the outstanding Common Stock of the Company, calculated on a fully-diluted basis (assuming the exercise of all outstanding securities and rights convertible into or exchangeable or exercisable for Common Stock, including the Warrants), as such Warrant was exercisable for immediately prior to such action, or, if applicable, the record date for such action.
     The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.
     If all of the Common Stock deliverable upon conversion, exchange or exercise of such securities have not been issued when such securities are no longer outstanding, then the Exercise Price shall promptly be readjusted to the Exercise Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion, exchange or exercise of such securities.
     (e) Par Value of Shares of Common Stock. Before taking any action that would cause an adjustment effectively reducing the portion of the Exercise Price allocable to each share of Common Stock below the then par value per share of the Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares upon exercise of the Warrants at the Exercise Price as so adjusted.
     (f) Reorganization of Company. If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any Person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Warrant immediately before the consummation of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the Person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement, including registration rights as nearly equivalent to those provided under Section 10 as practicable, so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 8(f). The successor Company shall mail to Warrant holders a notice describing the supplemental Warrant Agreement. If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an Affiliate of the formed, surviving, transferee or lessee corporation, such issuer shall join in the supplemental Warrant Agreement.
     (g) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price pursuant to this Section 8, each Warrant outstanding prior to the making of the adjustment shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:

N’	=	N	x	E
E’
where:

N’	=	the adjusted number of Warrant Shares
issuable upon exercise of a Warrant.

N	=	the number or Warrant Shares
previously issuable upon exercise of a Warrant.

E	=	the Exercise Price prior to adjustment.

E’	=	the adjusted Exercise Price.
     (h) Form of Warrants. Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.
     (i) Challenge to Good Faith Determination. Whenever the Board of Directors of the Company shall be required to make a determination in good faith of the Fair Market Value hereunder, such determination may be challenged by holders holding in the aggregate a majority of the then outstanding Warrants (without regard to any Warrants then held by the Company or its Affiliates) (the “Majority Holders”), and any dispute shall be resolved by an investment banking firm of national standing selected by the Company. The fee of such investment banking firm shall be paid by the Company, unless such Fair Market Value as determined by the investment banking firm is more than 95% of the Fair Market Value determined by the Board of Directors of the Company, in which case the challenging holders shall be liable for such fee.
     Section 9. Fractional Interests.
     The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares that shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 9, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the Fair Market Value per Warrant Share, as determined on the day immediately preceding the date such Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole U.S. cent.
     Section 10. Piggy-Back Registration.
     (a) Piggy-Back Registration Rights. If the Company proposes to file a registration statement under the Securities Act (other than a registration statement on Form S-4 or S-8 (or any successor form)), whether or not for its own account, then the Company shall give written notice of such proposed filing to the holders of Warrants as soon as practicable (but in no event fewer than 10 Business Days before the anticipated filing date), and such notice shall offer such holders the opportunity to register such number of Warrant Shares as each such holder may request in writing within 20 days after receipt of such written notice from the Company (which request shall specify the Warrant Shares intended to be disposed of by such Selling Holder) (a “Piggy-Back Registration”). Upon the written request of any such Selling Holder made within 20 days after the receipt of any such notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Selling Holder and the intended method of disposition thereof), the Company shall, subject to the terms of this Agreement, effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof, to the extent required to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement that covers the securities that the Company proposes to register; provided, that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Selling Holder and, thereupon, (i) in the case of a determination not to register shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith) and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities.

     (b) Inclusion in Registered Offering; Withdrawal. The Company shall cause the managing underwriter or underwriters of such proposed offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included in the same terms and conditions as any similar securities of the Company or any other security holder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Any Selling Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement pursuant to these provisions by giving written notice to the Company of its request to withdraw prior to the effective date of such Registration Statement. The Company may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective or the Company may elect to delay such registration; provided, that the Company shall give prompt written notice thereof to participating Selling Holders.
     (c) Payment of Registration Expenses. The Company shall pay all Registration Expenses in connection with registration of Registrable Securities requested pursuant to this Section 10, and the Selling Holders shall pay the underwriting discounts, commissions, and transfer taxes, if any, relating to the sale of such Selling Holders’ Registrable Securities pursuant to this Section 10.
     (d) Underwriter Cut-Back; Priority in Piggy-Back Registrations. If a registration pursuant to this Section 10 involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, the Company shall, if requested by any Selling Holder and subject to the provisions of this Section 10, arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Selling Holder among the securities to be distributed by such underwriters. If the managing underwriter of such underwritten offering shall, in writing, inform the Selling Holders requesting such registration and the holders of any of the Company’s other securities which shall have exercised registration rights in respect of such underwritten offering of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering, then the Company shall be required to include in such registration statement only the amount of securities that it is so advised should be included in such registration. In such event,
          (i) in cases initially involving the registration for sale of securities for the Company’s own account, securities shall be registered in such offering in the following order of priority: (x) first, the securities that the Company proposes to register and (y) second, the securities that have been requested to be included in such registration by Selling Holders and by Persons entitled to exercise “piggy-back” registration rights pursuant to contractual commitments of the Company (pro rata on the amount of securities sought to be registered by such Selling Holders and such Persons; it being expressly understood that the Company may not reduce the amount of Registrable Securities included in such registration unless it reduces the amount sought to be registered by such Persons on a pro rata basis) and
          (ii) in cases not initially involving the registration for sale of securities for the Company’s own account, securities shall be registered in such offering as follows: (x) first, the securities that have been requested to be included in such registration by Selling Holders and other persons entitled to exercise registration rights pursuant to contractual commitments (pro rata based on the amount of securities sought to be registered by such Holders and persons); provided, that the Company may exclude securities sought to be registered by Selling Holders if such registration is pursuant to a contractual “demand” registration right existing on the Issue Date and such right expressly requires the Company to exclude such securities and (y) second, the securities which the Company proposes to register.
     (e) Underwriter Cut-Back; Shelf Registration Rights. The number of Registrable Securities requested to be included in a Piggy-Back Registration is subject to reduction pursuant to Section 10(d) above. If as a result of such reduction (including pursuant to the proviso of Section 10(d)(ii)(x)), the holders of Registrable Securities are unable to include such Registrable Securities, the Company shall file a shelf registration statement on a Form S-3 or successor form (or if not available, any other then available Form) with respect to such Registrable Securities within 180 days, or such shorter time as the managing underwriter may agree, but in no event less than 30 days, of the effectiveness of such registration statement, and the Company shall use its reasonable best efforts to cause such registration statement to be declared effective within 90 days of filing and to remain effective for a period of one year following the effective date.
     Section 11. Registration Procedures.
     In connection with any Piggy-Back Registration, the Company shall (provided, that it shall not be required to take any action pursuant to this Section 11 that would, in the written opinion of counsel for the Company, violate applicable law):
     (a) no fewer than five Business Days prior to the initial filing of a Registration Statement or Prospectus and no fewer than two Business Days prior to the filing of any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), if requested, furnish to the Selling Holders, their counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) shall be subject to the review of such Selling Holders, their counsel and such underwriters, if any, and cause the officers and directors of the Company, counsel to the Company and independent certified public accountants to the Company to respond to such inquiries as shall be necessary, in the opinion of respective counsel to such Selling Holders and such underwriters and to conduct a reasonable investigation within the meaning of the Securities Act; provided, that the Company shall not be deemed to have kept a Registration Statement effective if it voluntarily takes or fails to take any action that results in Selling Holders covered thereby not being able to sell such Registrable Securities pursuant to Federal securities laws during that period;
     (b) Take such action as may be necessary so that (i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated herein by reference in each case) complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading;
     (c) Prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement as may be necessary to keep such Registration Statement continuously effective; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented;
     (d) Notify the Selling Holders, their counsel and the managing underwriters, if any, promptly (and in any case within two Business Days), and (if requested by any such Person), confirm such notice in writing:
     (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed and (B) with respect to a Registration Statement or any post-effective amendment, when the same has become effective;
     (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information;
     (iii) of the issuance by the SEC, any state securities commission, any other governmental agency or any court of any stop order or injunction suspending or enjoining the use or the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;
     (iv) if at any time any of the representations and warranties of either the Company contained in any agreement (including any underwriting agreement) contemplated hereby cease to be true and correct in all material respects;
     (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;
     (vi) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and
     (vii) of the Company’s reasonable determination that a post-effective amendment to such Registration Statement would be appropriate;
     (e) Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of any order enjoining or suspending the use or effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;
     (f) If requested by the managing underwriters, if any, or the Selling Holders of a majority in aggregate number of the Registrable Securities being sold in connection with such offering reasonably in advance of the filing thereof, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such Selling Holders reasonably agree should be included therein, (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment and (iii) supplement or make amendments to such Registration Statement;
     (g) Deliver to each Selling Holder, their counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Selling Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto;
     (h) Prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the Selling Holders of Registrable Securities to be sold or tendered for, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any Selling Holder or underwriter reasonably requests in writing; provided, that where Registrable Securities are offered other than through an underwritten offering, the Company agrees to (i) cause its counsel to perform “blue sky” investigations and file registrations and qualifications required to be filed pursuant to this Section 11(h); (ii) use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective; and (iii) use its reasonable best efforts do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by such Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject;
     (i) In connection with any sale or transfer of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with the Selling Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates (with appropriate CUSIP numbers) representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with DTC, and to enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or Holders may request at least two Business Days prior to any sale of Registrable Securities;
     (j) Use its best efforts to cause the offering of the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required as a consequence of the nature of such Selling Holder’s business, in which case the Company shall cooperate in all reasonable respects at the expense of such Selling Holder with the filing of such Registration Statement and the granting of such approvals as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject;
     (k) Upon the occurrence of any event contemplated by Section 11(d)(vi) or 11(d)(vii), as promptly as practicable, prepare a supplement or amendment, including, if appropriate, a post-effective amendment, to each Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Selling Holders of the occurrence of any event contemplated by Section 11(d)(vi) or 11(d)(vii) above, the Selling Holders shall suspend the use of the Prospectus until the requisite changes to the Prospectus have been made;
     (l) Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other reasonable actions in connection therewith (including those reasonably requested by the managing underwriters, if any, or the Selling Holders of a majority in aggregate number of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration,
     (i) make such representations and warranties to the Selling Holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company (including with respect to businesses or assets acquired or to be acquired by it), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested;
     (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing or sole underwriters, if any, addressed to the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters);
     (iii) obtain customary “comfort” letters and updates thereof (including, if such registration includes an underwritten public offering, a “bring down” comfort letter dated the date of the closing under the underwriting agreement) from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business which may hereafter be acquired by the Company for which financial statements and financial data are required to be included in the Registration Statement), addressed to each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings and such other matters as reasonably required by the managing underwriter or underwriters and as permitted by the Statement on Auditing Standards No. 72;
     (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures acceptable to holders of a majority in aggregate number of Registrable Securities covered by such Registration Statement and the managing underwriters); and
     (v) deliver such documents and certificates as may be reasonably requested by the holders of a majority in aggregate number of the Registrable Securities being sold, their counsel and the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to Section 11(n)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;
     (m) Make available for inspection by one representative of the Selling Holders, the managing underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, consultant or accountant retained by such Selling Holders or underwriter (collectively, the “Inspectors”), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company (including with respect to business and assets acquired or to be acquired to the extent that such information is available to the Company), and cause the officers, directors, agents and employees of the Company (including with respect to business and assets acquired or to be acquired to the extent that such information is available to the Company) to supply all information in each case reasonably requested by any such Inspector in connection with such Registration; provided, the Company may first require that such Persons agree to keep confidential any non-public information relating to the Company received by such Person and not disclose such information (other than to an Affiliate or prospective purchaser who agrees to respect the confidentiality provisions of this Section 11(m)) until such information has been made generally available to the public (other than as a result of a disclosure or failure to safeguard by such Inspector) unless the release of such information is required by law or necessary to respond to inquiries of regulatory authorities (including the National Association of Insurance Commissioners, or similar organizations or their successors); without limiting the foregoing, no such information shall be used by such Inspector as the basis for any market transactions in securities of the Company or its subsidiaries, if any, in violation of law;
     (n) Comply with all applicable rules and regulations of the SEC and make generally available to their security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or reasonable efforts underwritten offering and (ii) if not sold to underwriters in such an offering commencing on the first day of the first fiscal quarter after the effective date of a Registration Statement, which statement shall cover said period, consistent with the requirements of Rule 158; and
     (o) Use its best efforts to take all other steps reasonably necessary to effect the registration, offering and sale of the Registrable Securities covered by the Registration Statement.
     The Company may require each Selling Holder as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Securities as is required by law to be disclosed in the applicable Registration Statement, and the Company may exclude from such registration the Registrable Securities of any Selling Holder who unreasonably fails to furnish such information promptly after receiving such request.
     If any such Registration Statement refers to any Selling Holder by name or otherwise as the holder or any securities of the Company, then such Selling Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Selling Holder, to the effect that the holding by such Selling Holder of such securities is not to be construed as a recommendation by such Selling Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Selling Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Selling Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such Selling Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.
     The Company agrees to indemnify and hold harmless each Selling Holder and each person, if any, who controls such Selling Holder within the meaning of the Securities Act or the Exchange Act (each Holder and such controlling persons are referred to collectively as the “Indemnified Parties”) from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Registrable Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a shelf registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a shelf registration in reliance upon and in conformity with written information pertaining to such Selling Holder and furnished to the Company by or on behalf of such Selling Holder specifically for inclusion therein.
     Section 12. Notices to Warrant Holders.
     (a) Upon any adjustment of the Exercise Price pursuant to Section 8 hereof, the Company shall promptly thereafter (i) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered holders of Warrants at the address appearing on the Warrant register for each such registered holder written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 12.
     (b) In the event:
     (i) that the Company shall authorize the issuance of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants;
     (ii) that the Company shall authorize a dividend or distribution to all holders of shares of Common Stock;
     (iii) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer by the Company for shares of Common Stock;
     (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or
     (v) that the Company proposes to take any action that would require an adjustment of the Exercise Price pursuant to Section 8 hereof;
then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each registered holder of Warrants at his address appearing on the Warrant register, at least 10 Business Days prior to the applicable record date hereinafter specified (or in the case of events for which there is no record date, at least 10 Business Days prior to such event), by electronic transmission or first-class mail, postage prepaid, a written notice stating the date such event will occur and, to the extent applicable, (x) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend or distribution are to be determined, (y) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock or (z) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 12 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.
     (c) Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders of Warrants the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.
     Section 13. Merger, Consolidation or Change of Name of Warrant Agent.
     (a) Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

     (b) In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.
     Section 14. Warrant Agent.
     The Warrant Agent undertakes the duties and obligations expressly imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:
     (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as herein otherwise provided.
     (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.
     (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the written opinion or the written advice of such counsel. The Warrant Agent shall not be liable for any error of judgment made in good faith by any officer within its corporate trust department or a person performing similar functions, unless it is proved that the Warrant Agent was grossly negligent in ascertaining the pertinent facts. The Warrant Agent shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to this Agreement or which it reasonably believes to be authorized or within its rights or powers under this Agreement. The Warrant Agent may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. The duties of the Warrant Agent shall be determined solely by the express provisions of this Agreement and the Warrant Agent need perform only those duties as are specifically set forth in this Agreement and no covenants or obligations shall be implied in or read into this Agreement against the Warrant Agent. The permissive right of the Warrant Agent to take any action under this Agreement shall not be construed as a duty to so act. The Warrant Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Warrant Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.
     (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken or not taken in reliance on any

Warrant Certificate, certificate of shares or other written evidence of indebtedness, notice, resolution, waiver, statement, instrument, opinion, report, request, direction, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent shall not be bound to make any investigation into the facts or matters stated in any such Warrant Certificate, certificate of shares or other evidence of indebtedness, notice, resolution, waiver, statement, instrument, opinion, report, request, direction, consent, order, certificate or other paper or document, but the Warrant Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Warrant Agent shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable written notice to the Company and during normal business hours, to examine the books, records and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company’s accountants and attorneys.
     (e) The Company agrees to pay promptly to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse promptly the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement (including fees and expenses of counsel reasonably acceptable to the Company). The Company shall indemnify the Warrant Agent against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Agreement, including the costs and expenses of enforcing this Agreement against the Company and defending itself against any claim (whether asserted by the Company or any holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or bad faith. The Warrant Agent shall notify the Company promptly of any claim for which the Warrant Agent may seek indemnity. Failure by the Warrant Agent to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Warrant Agent shall cooperate in the defense; provided, that any settlement of a claim shall be approved in writing by the Warrant Agent. The Warrant Agent may have separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld, conditioned or delayed. The rights, privileges, protections, immunities and benefits given to the Warrant Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Warrant Agent in each of its capacities hereunder, including the Warrant Agent’s officers, directors, agents and employees, and each agent, custodian and other person employed to act hereunder.
     (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear. Notwithstanding any of the provisions of this Agreement, any holder of a Warrant, without the consent of the Warrant Agent, may, in and for its own behalf, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, its right to exercise its Warrants in the manner provided in such Warrants and in this Agreement.
     (g) The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.
     (h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent does not assume any obligation or relationship of agency or trust for or with any holder of the Warrants. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence or bad faith.
     (i) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of any Warrant Certificate to make or cause to be made any adjustment of the Exercise Price or number of the Warrant Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.
     (j) The Warrant Agent shall not be required to risk or expend its own funds or otherwise incur any liability (financial or otherwise) on the performance of its obligations and duties hereunder. The Warrant Agent shall not be required to give any bond or surety in respect of the performance or exercise of its powers or duties hereunder.
     (k) The obligations of the Company under this Section 14 shall survive the exercise and the expiration of the Warrant Certificates or the resignation and removal of the Warrant Agent.
     (l) The Warrant Agent shall not be under any liability for interest on, and shall not be required to invest, any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates. Money and assets held in trust by the Warrant Agent need not be segregated from other funds or assets held by the Warrant Agent except to the extent required by law.

     (m) No Warrant Agent under this Agreement shall be personally liable for any action or omission of any predecessor or successor Warrant Agent.
     (n) As a condition to taking any action requested by the Company under this Agreement, the Warrant Agent may request a certificate of an Officer of the Company to the effect that the requested action complies with the applicable provisions of this Agreement.
     (o) The Warrant Agent shall not incur any liability with respect to the validity of this Agreement (except as to the due execution hereof by the Warrant Agent) or any Warrant Certificate (except as to the countersignature thereof by the Warrant Agent).
     (p) The Warrant Agent shall not be responsible for any of the recitals or representations contained herein (except as to such statements or recitals describe the Warrant Agent or action taken or to be taken by it) or in any Warrant Certificate (except as to the Warrant Agent’s countersignature on such Warrant Certificate).
     Section 15. Change of Warrant Agent.
     If the Warrant Agent shall resign or become incapable of acting as Warrant Agent, the Company shall appoint a successor to such Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such incapacity by the Warrant Agent or by the registered holder of a Warrant Certificate, then the registered holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. The holders of a majority of the unexercised Warrants shall be entitled at any time to remove the Warrant Agent and appoint a successor to such Warrant Agent. Such successor to the Warrant Agent need not be approved by the Company or the former Warrant Agent. After appointment the successor to the Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; provided, that the former Warrant Agent shall deliver and transfer to the successor to the Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose upon written request therefor. Failure to give any notice provided for in this Section 15, however, or any defect therein, shall not affect the legality or validity of the appointment of a successor to the Warrant Agent.
     Section 16. Reports.
     (a) The Company agrees with each holder, for so long as any Warrants or Warrant Shares remain outstanding and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any holder, to such holder or beneficial owner of Warrants or Warrant Shares in connection with any sale thereof and any prospective purchaser of such Warrants or Warrant Shares designated by such holder or beneficial owner, the information required by Rule 144(A)(d)(4) under the Securities Act in order to permit resales of such Warrants or Warrant Shares pursuant to Rule 144A, and (ii) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Warrants or Warrant Shares pursuant to Rule 144A; provided, that the first report that the Company shall be required to furnish to holders under clause (ii) of this Section 16 is (A) in the event the Company shall file a registration statement with respect to its Common Stock on Form 10 (or any successor form) on or before April 30, 2006, a report that contains quarterly financial information required of a reporting company under the Exchange Act for the fiscal quarter ended March 31, 2006 within the time period specified for such report under the rules promulgated under the Exchange Act, and (B) if the Company shall not file a registration statement with respect to its Common Stock on Form 10 (or any successor form) on or before April 30, 2006, a report that contains the annual financial information required of a reporting company under the Exchange Act for the fiscal year ended December 31, 2005 on or before April 30, 2006.
     (b) The Company shall provide the Warrant Agent with a sufficient number of copies of all such reports that the Warrant Agent may be required to deliver to the holders of the Warrants and the Warrant Shares under this Section 16.
     Section 17. CUSIP Numbers.
     A CUSIP number shall be printed on the Warrants, and the Warrant Agent shall use the CUSIP number in notices of redemption, purchase or exercise as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Warrants and that reliance may be placed only on the other identification numbers printed on the Warrants. The Company shall promptly notify the Warrant Agent of any change in the CUSIP number.
     Section 18. Notices to Company and Warrant Agent.
     Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant to or on the Company shall be sufficiently given or made when received if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

IdleAire Technologies Corporation
410 North Cedar Bluff Road, Suite 200
Knoxville, Tennessee 37923
Facsimile No.: (865) 342-3650
Attention: Michael C. Crabtree, Chief Executive Officer
     With a copy to:

Holland & Knight LLP
1600 Tysons Boulevard, Suite 700
McLean, Virginia 22102
Facsimile No.: (703) 720-8610
Attention: Michael M. Mannix, Esq.

     In case the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the corporate trust office of the Warrant Agent.
     Any notice pursuant to this Agreement to be given by the Company or by the registered holder(s) of any Warrant to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to and received by the Warrant Agent at its corporate trust office as follows:

Wells Fargo Bank, National Association
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Facsimile Number: (612) 667-9825
Attn: Corporate Trust Department
MAC – N9303-120 — IdleAire Administrator
     Section 19. Supplements and Amendments.
     The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not have an adversely affect the interests of the holders of Warrants. In formulating its opinion on such matters, the Warrant Agent shall be entitled to request, and shall be justified in relying on, an Opinion of Counsel or such other evidence as it deems appropriate. Any amendment or supplement to this Agreement that has an adverse effect on the interests of the holders of Warrants shall require the written consent of the holders of a majority of the then outstanding Warrants (excluding Warrants held by the Company or any of its Affiliates). The consent of each holder of Warrants affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided in this Agreement).
     Section 20. Successors.
     All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
     Section 21. Termination.
     This Agreement shall terminate at 5:00 p.m., New York City time on December 15, 2015. Notwithstanding the foregoing, this Agreement shall terminate on any earlier date if all Warrants have been exercised. The provisions of Section 14 shall survive such termination.

     Section 22. Governing Law.
     (a) This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York, without regard to principles of conflicts of laws, and for all purposes shall be construed in accordance with the internal laws of said State.
     (b) Each of the parties hereto irrevocably consents to the non-exclusive jurisdiction of Supreme Court of New York, New York County and the United States District Court for the Southern District of New York, New York County and waives trial by jury in any action or proceeding with respect to this Agreement.
     Section 23. Benefits of This Agreement.
     Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of Warrants any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of Warrants.
     Section 24. Counterparts.
     This Agreement may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

IDLEAIRE TECHNOLOGIES CORPORATION
By:	/s/ Michael C. Crabtree
	Name:	Michael C. Crabtree
	Title:	Chief Executive Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION as Warrant Agent
By:	/s/ Lynn M. Steiner
	Name:	Lynn M. Steiner
	Title:	Vice President